EXHIBIT 99.1

Team, Inc. Reports Third Quarter Results

SUGAR LAND, Texas, April 7, 2014 (GLOBE NEWSWIRE) -- Team, Inc. (NYSE:TISI) today announced financial results for its fiscal year 2014 third quarter ending February 28, 2014. Team reported adjusted earnings of $0.01 per diluted share versus an adjusted loss of $0.01 per diluted share in the third quarter of the prior year. Revenues for the third quarter were $163 million compared to revenues of $151 million for the prior year quarter. Adjusted net income attributable to shareholders was $0.2 million, compared to an adjusted net loss available to shareholders of $0.2 million in the prior year quarter. The adjusted income for the current quarter excludes a $1.9 million pre-tax, non-routine charge associated with the Venezuelan currency revaluation announced in Team's press release issued on March 20, 2014. Team's earnings for the quarter as measured under generally accepted accounting principles, which includes this revaluation charge, was a loss of $0.05 per diluted share and a net loss attributable to shareholders of $1.0 million.

For the fiscal year to date, adjusted earnings were $0.86 per diluted share. Year to date revenues were $538 million and adjusted net income available to shareholders was $18.2 million.

"As indicated in our March 20th release, we believe weather-related deferrals and disruptions reduced our revenues by about $6 million and our earnings by $0.10 to $0.12 per share in the third quarter," said Phil Hawk, Team's Chairman and Chief Executive Officer.

Highlights and other financial data for Third Quarter

  Total revenue growth rates of 8% for the quarter and 5% year to date.
  Quest revenues grew 43% in the quarter and have grown 19% year to date.
  EBITDA (adjusted) of $7.3 million for the quarter and $76 million for the trailing twelve months.
  Capital expenditures of $10 million for the quarter and $24 million year to date (including $2.7 million incurred in connection with the design phase of a new enterprise resource planning software system and $6.7 million for renovation of Team's Alvin, Texas facilities).
  Net debt (total debt less cash) was $44 million at the end of the quarter.
  Venezuelan asset revaluation (see below).

Fourth Quarter Earnings and Revenue Guidance

On March 20, 2014, Team announced that it expects fourth quarter earnings to be $0.65 to $0.80 per diluted share and fourth quarter revenues to be in the range of $210 million to $225 million; implying full year earnings (adjusted) in the range of $1.50 to $1.65 per diluted share and full year revenues between $750 million to $765 million.

Venezuelan Revaluation

Additionally, Team announced on March 20, 2014, that it has revalued the net assets of its Venezuelan business at the beginning of the third quarter, resulting in a $1.9 million non-routine, non-cash charge ($0.06 per share). Team also advised that additional revaluations are likely in the future as a Venezuelan state-run market based currency exchange has been put in place by the Central Bank of Venezuela.

Earnings Conference Call

In connection with this earnings release, Team will hold its quarterly conference call on Tuesday, April 8, 2014 at 8:00 a.m. Central Time (9:00 a.m. Eastern). The call will be broadcast over the Web and can be accessed on Team's Website, www.teamindustrialservices.com. Individuals wishing to participate in the conference call by phone may call 866-713-8563 and use conference code 80066122 when prompted.

About Team, Inc.

Headquartered near Houston, Texas, Team, Inc. is a leading provider of specialty industrial services, including inspection and assessment, required in maintaining and installing high-temperature and high-pressure piping systems and vessels that are utilized extensively in the refining, petrochemical, power, pipeline and other heavy industries. Team offers these services in over 125 locations throughout the world. Team's common stock is traded on the New York Stock Exchange under the ticker symbol "TISI".

Certain forward-looking information contained herein is being provided in accordance with the provisions of the Private Securities Litigation Reform Act of 1995. We have made reasonable efforts to ensure that the information, assumptions and beliefs upon which this forward-looking information is based are current, reasonable and complete. Such forward-looking statements involve estimates, assumptions, judgments and uncertainties. There are known and unknown factors that could cause actual results or outcomes to differ materially from those addressed in the forward-looking information. Such known factors are detailed in the Company's Annual Report on Form 10-K and in the Company's Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission, and in other reports filed by the Company with the Securities and Exchange Commission from time to time. Accordingly, there can be no assurance that the forward-looking information contained herein will occur or that objectives will be achieved.  We assume no obligation to publicly update or revise any forward-looking statements made today or any other forward-looking statements made by the company, whether as a result of new information, future events or otherwise.

TEAM, INC. AND SUBSIDIARIES
SUMMARY OF OPERATING RESULTS
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	February 28,		February 28,
	2014	2013	2014	2013
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues	$ 163,236	$ 150,975	$ 538,040	$ 513,115
Operating expenses	121,540	112,084	382,532	362,224
Gross margin	41,696	38,891	155,508	150,891

SG&A expenses	40,725	38,278	125,482	115,280
Earnings from unconsolidated affiliates	29	(4)	822	862
Gain from revaluation of contingent consideration	--	--	2,138	--
Operating income	1,000	609	32,986	36,473

Foreign currency loss	1,868	729	2,398	917
Interest expense, net	660	743	2,079	2,019
Earnings (loss) before income taxes	(1,528)	(863)	28,509	33,537

Provision for income taxes	(557)	(319)	10,406	12,409
Net income (loss)	(971)	(544)	18,103	21,128

Less: Income attributable to non-controlling interest	39	(9)	178	166
Net income (loss) available to shareholders	$ (1,010)	$ (535)	$ 17,925	$ 20,962

Earnings (loss) per common share:
Basic	$ (0.05)	$ (0.03)	$ 0.88	$ 1.04
Diluted	$ (0.05)	$ (0.03)	$ 0.84	$ 0.99

Weighted average number of shares outstanding:
Basic	20,384	20,387	20,432	20,104
Diluted	21,193	21,311	21,284	21,078

TEAM, INC. AND SUBSIDIARIES
ADDITIONAL FINANCIAL INFORMATION
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	February 28,		February 28,
	2014	2013	2014	2013
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Adjusted Net income:
Net income (loss) available to common shareholders	$ (1,010)	$ (535)	$ 17,925	$ 20,962
Non-routine Venezuela currency devaluation	1,858	597	1,858	597
Non-routine revaluation of contingent consideration	--	--	(2,138)	--
Non-routine severance costs	--	--	742	--
Tax impact of adjustments	(678)	(221)	(173)	(221)
Adjusted Net income (loss)	$ 170	$ (159)	$ 18,214	$ 21,338

Adjusted Net income (loss) per common share:
Basic	$ 0.01	$ (0.01)	$ 0.89	$ 1.06
Diluted	$ 0.01	$ (0.01)	$ 0.86	$ 1.01

Adjusted EBITDA:
Operating income ("EBIT")	$ 1,000	$ 609	$ 32,986	$ 36,473
Non-routine revaluation of contingent consideration	--	--	(2,138)	--
Non-routine severance costs	--	--	742	--
Adjusted EBIT	1,000	609	31,590	36,473
Depreciation and amortization	5,285	4,800	15,976	14,454
Non-cash share-based compensation costs	995	902	3,205	3,022
Adjusted EBITDA	$ 7,280	$ 6,311	$ 50,771	$ 53,949

Segment Data:
Revenues:
IHT	$ 85,149	$ 81,227	$ 290,409	$ 272,372
MS	63,440	59,513	200,196	201,011
Quest	14,647	10,235	47,435	39,732
	$ 163,236	$ 150,975	$ 538,040	$ 513,115

Adjusted EBIT:
IHT	$ 3,783	$ 4,439	$ 29,528	$ 30,411
MS	2,939	3,346	17,120	21,049
Quest	1,170	(62)	5,986	5,944
Corporate and shared support	(6,892)	(7,114)	(21,044)	(20,931)
	$ 1,000	$ 609	$ 31,590	$ 36,473

Adjusted EBITDA:
IHT	$ 5,719	$ 6,305	$ 35,475	$ 36,115
MS	4,740	5,117	22,511	26,214
Quest	2,513	976	10,019	9,137
Corporate and shared support	(5,692)	(6,087)	(17,234)	(17,517)
	$ 7,280	$ 6,311	$ 50,771	$ 53,949

Revenues by Service Type:
Inspection and assessment	$ 76,752	$ 71,347	$ 274,821	$ 247,664
Turnaround	48,150	41,869	144,354	157,877
On-stream services	38,334	37,759	118,865	107,574
	$ 163,236	$ 150,975	$ 538,040	$ 513,115

TEAM, INC. AND SUBSIDIARIES
SUMMARY CONSOLIDATED BALANCE SHEET INFORMATION
FEBRUARY 28, 2014 AND MAY 31, 2013
(in thousands)

	February 28,	May 31,
	2014	2013
	(unaudited)

Current assets	$ 235,400	$ 246,918

Property, plant and equipment, net	85,392	74,939

Other non-current assets	146,705	138,346

Total assets	$ 467,497	$ 460,203

Current liabilities	$ 60,606	$ 72,804

Long term debt net of current maturities	83,602	72,946

Other non-current liabilities	20,797	22,263

Stockholders' equity	302,492	292,190

Total liabilities and stockholders' equity	$ 467,497	$ 460,203

TEAM, INC. AND SUBSIDIARIES
SUMMARY CONSOLIDATED CASH FLOW INFORMATION
FEBRUARY 28, 2014 AND FEBRUARY 28, 2013
(in thousands)

	Nine Months Ended
	February 28,
	2014	2013
	(unaudited)	(unaudited)
Net income	$ 18,103	$ 21,128

Depreciation, amortization and non-cash share based compensation expense	19,181	17,476

Gain on contingent consideration revaluation	(2,138)	--

Foreign currency loss	2,398	917

Working capital changes	2,511	(6,158)

Other items affecting operating cash flow	(540)	4,853

Net cash provided by operating activities	$ 39,515	$ 38,216

Capital expenditures	(23,758)	(18,803)

Cash used for business acquisitions, net	(10,175)	(18,589)

Other items affecting investing cash flow	381	1,070

Net cash used in investing activities	($33,552)	($36,322)

Borrowings of debt, net	9,800	2,400

Purchases of treasury stock	(13,334)	--

Cash associated with share-based payment arrangements, net	4,165	9,727

Net cash provided by financing activities	$631	$12,127

Effect of exchange rate changes	(1,294)	(76)
		.
Change in cash and cash equivalents	$ 5,300	$ 13,945
CONTACT: Ted W. Owen
         (281) 331-6154